                                                                  EXHIBIT 10.16


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is between Ultrak, Inc., a Colorado corporation (the "Company"), and Tim D. Torno ("Employee").

         In consideration of the terms of this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by each party, the Company and Employee, intending to be legally bound, hereby covenant and agree as follows:

         1. Employment. The Company hereby agrees to continue to employ Employee, and Employee hereby accepts continued employment with the Company, upon the terms and conditions hereinafter set forth.

         2. Term. Subject to the other terms of this Agreement, this Agreement shall be effective for the period (the "First Year") from January 1, 1995 through December 31, 1995. The period from January 1 of a calendar year through December 31 of such calendar year is hereafter referred to as a "Year." The parties hereby acknowledge and agree it is their intent that this Agreement shall automatically renew for an additional Year as of each January 1; provided, however, that the Company may terminate this Agreement by giving Employee written notice at least twelve (12) months prior to such termination. The period during which this Agreement is effective is hereafter referred to as the "Term."


         3. Duties. Employee shall be the Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of the Company. During the Term, Employee shall be based in the Dallas, Texas area only and shall perform the duties and exercise the powers which from time to time may be lawfully assigned to or vested in him by the Company's Board of Directors (the "Board"). It is agreed that during the Term, Employee will not accept an officership or directorship or participate in the operation or management of any other entity, unless it is an entity either owned or controlled by the Company, without the prior written consent of the President.

         4. Extent of Services. Unless prevented by ill health, Employee shall devote his entire working time, attention and energies to the business of the Company, and shall not during the Term engage in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, Employee shall not be prevented from investing in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, except that in no event may Employee make investments in any firms in competition with, or in the business of supplying goods or services to the Company, unless such investments are (a) disclosed in writing to and approved by the Board and (b) do not exceed $25,000 with respect to each investment in any privately-held company or 2% of the voting securities of any publicly-owned company.

         5. Base Salary. The Company shall pay Employee a salary (the "Base Salary"), payable in bi-weekly installments. The Base Salary for the First Year shall be $138,000 and may be increased by the Board without an amendment to this Agreement. If Employee is absent from his employment because of illness which prevents Employee from performing his duties described herein, the Company shall be obligated to pay Employee his Base Salary and other compensation for all such periods of absence for the balance of the Term less any applicable disability insurance actually received by Employee. The Base Salary and any other compensation payable pursuant to this Agreement shall be subject to appropriate tax withholding.

         6.      Other Compensation.

                 (a) The Company currently has in effect certain bonus and stock option plans. During the Term, Employee will be eligible to participate in those plans currently in effect and as they may be amended from time to time, so long as such plans remain in existence. Furthermore, during the Term, Employee shall be entitled to participate in all current or subsequently enacted benefit programs applicable to all executive officers of the Company. For purposes of this Agreement, all references to stock option plans, bonus plans or benefit programs shall be deemed to mean that Employee shall be eligible to participate in such plans or programs of the Company in which Employee presently participates or is eligible to participate, or such plans or programs that may subsequently be adopted in substitution for such plans or programs.

                 (b) The Company will provide Employee a $300 per month car allowance.

                 (c) Employee shall receive four (4) weeks of paid vacation each Year.

                 (d) Employee shall be covered by all existing insurance programs afforded by the Company to its executive officers. Employee understands and agrees that he shall, as of the date hereof, be responsible for paying for forty percent (40%) of the premiums for health insurance coverage. Employee understands such percentage may change.

                 (e) The Company shall pay the cost of all CPE courses for Employee for up to the minimum hours required per calendar year in order for Employee to maintain his CPA status.


         7. Expense Reimbursement. Employee is authorized to incur reasonable expenses with regard to the business of the Company, including expenses for entertainment, travel and other items of a similar character in accordance with the Company's travel and entertainment policies as such policies shall exist from time to time (the "Policy"). The Company will reimburse Employee for all such expenses incurred and reported by him in accordance with the Policy.

         8. Termination by the Company. This Agreement may be terminated by written notice pursuant to Section 11 by the Company as follows:

                 (a) If Employee breaches this Agreement, and such breach, if capable of being cured, is not cured within thirty
                          (30) calendar days of receipt by Employee from the Company of written notice requiring him to cure such breach(es);

                 (b) If Employee shall be convicted of a criminal offense which in the reasonable opinion of the Board may injure or tend to injure the reputation or business of the Company;

                 (c) If Employee files for bankruptcy or a bankruptcy petition is filed against Employee and, in either case, such bankruptcy proceeding is not dismissed within ninety (90) days of being filed;

                 (d) If Employee shall grossly neglect the performance of his duties as set forth or described herein; or

                 (e) If Employee becomes so addicted to alcohol, drugs or any controlled substance that it substantially impairs his abilities to perform his assigned duties.

         9. Termination by the Company or Employee. Notwithstanding any other provision of this Agreement, either party may terminate this Agreement by giving notice pursuant to the terms and conditions of this Agreement.

         10. Payments upon Termination or Death. It is agreed that if this Agreement is terminated, payments and/or provisions for payments will be made as follows:

                 (a) If the Company terminates this Agreement on some basis other than the reason or reasons as stated in

                          Section 8, or if the Employee dies, the Company will take the actions set forth in Paragraphs (1), (2) and
                          (3) of this Subsection 10(a). If Employee terminates this Agreement for cause, which shall be limited to a material breach (specified in writing by Employee) by the Company of the terms of this Agreement, then the Company will take the actions set forth in paragraphs
                          (1), (2) and (3) of this Subsection 10(a).

                          (1) All stock options presently granted to Employee will become immediately vested and shall be exercised, if ever, in accordance with and subject to the terms and provisions of the Company's Stock Option Plan and Employee's Stock Option Agreement; and

                          (2) Employee will receive within fifteen (15) days of the effective date of such termination, all Base Salary and all other benefits that would have accrued and/or been payable to Employee during the balance of the then current Year; and

                          (3) Any other relocation or other expense amount specifically agreed to herein.

                 (b) If the Company terminates this Agreement for a reason or reasons set forth in Section 8 or Employee terminates this Agreement without cause, then the Company will only be obligated to pay to Employee the actual amount of compensation accrued to the date of termination, Employee will be bound to the terms of any Stock Option Agreement as it relates to the exercise of any vested stock options, and all other payments or benefits recited herein shall be cancelled and terminated, without recourse.

         11. Non-Competition. During any period with respect to which Employee receives compensation pursuant to Subsection 10(a), Employee shall not, directly or indirectly, either as an individual, a partner or a joint venturer, or in any other capacity, (a) invest (other than investments in publicly-owned companies which constitute less than 2% of the voting securities of any such company) or engage in any business that is competitive with that of the Company, (b) accept employment with or render services to a competitor of the Company or any of its affiliates as a director, officer, agent, employee or consultant or (c) contact, solicit or attempt to solicit or accept business from any customers of the Company or its affiliates or any person or entity whose business the Company or its affiliates is soliciting.

         12. Arbitration. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be finally resolved by binding arbitration in Dallas, Texas in accordance with the then effective rules of the American Arbitration Association.

         13. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail to Employee and/or the Company at their addresses as set forth on the signature page(s).

         14. Waiver, Modification or Cancellation. Any waiver, amendment, modification, or cancellation of any provision of this Agreement shall not be valid unless in writing and signed by both Employee and the Company; provided, however, that increases in the Base Salary approved by the Board or the granting of additional compensation and/or benefits to Employee approved by the Board need not be in a writing signed by Employee.

         15. Binding Effect. This Agreement shall inure to the benefit of and be binding upon (a) the Company and the Company's successors and assigns, including but not limited to any entity which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged, and (b) Employee and Employee's heirs, executors, administrators and legal representatives, provided that the duties of Employee as described herein may not be delegated.

         16. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         17. Entire Agreement. This Agreement represents the entire Agreement between the parties with respect to the subject matter hereof. Each party represents to the other that there are no other oral, written, express or implied contracts, agreements or understanding between them. This Agreement supersedes any existing employment agreement between the parties.

         18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF TEXAS (AND NOT THE CONFLICTS OF LAWS RULES OF TEXAS).

         19. Specific Representations. Each party represents to the other that:

                 (a) The consideration recited herein shall conclusively be deemed fair, adequate, reasonable and sufficient.

                 (b) Such party has voluntarily and without fraud, duress, coercion, undue influence or improper persuasion executed this Agreement.

                 (c) The signature appearing below is such party's manual, original, genuine, authentic and undeniable signature.

                 (d) Such party is competent, authorized and capable of executing this Agreement as a valid, binding and enforceable agreement.

                 (e) Such party is not aware of any agreement, document or commitment that would limit such party's ability to fully comply with the terms of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of May 25, 1995, but effective as of January 1, 1995.

Address:

237 Bay Circle                             /s/ Tim D. Torno
Coppell, Texas 75019                       -----------------------------------
                                           TIM D. TORNO




Address:                                   ULTRAK, INC.

1220 Champion Circle
Suite 100                                  By:  /s/  George K. Broady
Carrollton, Texas  75006                        ------------------------------
                                              Its:  President